Rule 424(B)(3)

File No. 333-14138

Note: This revised form of American Depositary Receipt is being filed to reflect that the ratio of Shares per American Depositary Share has changed from one share to one-fourth of one share, effective January 15, 2019.

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

             THE DEPOSIT AGREEMENT

[FORM OF ADR]

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (8) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS

Number BNY-_______	AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one-fourth of one deposited Share)

CUSIP:

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

EVIDENCING

AMERICAN DEPOSITARY SHARES

REPRESENTING

PREFERRED SHARES, NO PAR VALUE

OF

HENKEL KGaA

(Incorporated under the

Laws of the Federal Republic of Germany)

THE BANK OF NEW YORK MELLON, as depositary (the “Depositary”), hereby certifies that ____________, or registered assigns, is the registered owner (a “Holder”) of _____ American Depositary Shares (“ADSs”), each (subject to Paragraphs (11) and (14)) representing one-fourth of one preferred share, no par value (“Shares”), of Henkel KGaA, a corporation incorporated under the laws of the Federal Republic of Germany (the “Company”), deposited or subject to deposit under the Agreement (as hereinafter defined) at The Bank of New York Mellon SA/NV, as custodian (subject to Section 7 of the Agreement, the “Custodian”), and any and all other securities or cash from time to time received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and held under the Agreement (the deposited Shares, together with such other securities or cash (the “Deposited Securities”). This ADR is issued pursuant to the amended and Restated Deposit Agreement dated as of December 7, 2001 (as amended from time to time, the “Agreement”) among the Company, the Depositary and all Holders and beneficial owners (“Beneficial Owners”), from time to time, of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR or any interest therein agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. Copies of the Agreement are on file at the Depositary’s Corporate Trust Office referred to below and at the office of the Custodian. This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Agreement are hereby incorporated by reference into this ADR.

(1)   Withdrawal of Deposited Securities. Subject to Paragraphs (4), (7) and (9), upon surrender of this ADR in form satisfactory to the Depositary accompanied by such instruments of transfer as the Depositary may require at the Depositary’s Corporate Trust Office referred to below, the Holder hereof is entitled to delivery, as promptly as practicable, (i) to an account designated by such Holder with Clearstream, Frankfurt, of an amount of Shares and any other Deposited Securities that are eligible for deposit with Clearstream, Frankfurt and (ii) at the office of the Custodian, of the amount of any Deposited Securities that are not eligible for deposit with Clearstream, Frankfurt, in each case which are at the time represented by the ADSs evidenced by this ADR. If, at the time of surrender, the number of Shares and other Deposited Securities underlying this ADR is other than a whole number, the Holder hereof will be entitled to delivery, as provided above, of the whole number of Shares and other Deposited Securities underlying this ADR, together with a new ADR evidencing such whole number of ADSs representing any fractional Shares or Deposited Securities not withdrawn. At the request, risk and expense of the Holder hereof, the Depositary may deliver Deposited Securities (other than Shares) at the Depositary’s Corporate Trust Office.

(2)   Register. The Depositary shall keep, at the office of the Depositary in The City of New York at which at any particular time its depositary receipt business is administered, which at the date of the Agreement is 240 Greenwich Street, New York, New York 10286 (the “Depositary’s Corporate Trust Office”), (a) a register (the “Register”) for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times shall be open for inspection by Holders solely for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Agreement and (b) facilities for the delivery and surrender of ADRs. The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it, after consultation with the Company to the extent practicable when closure is outside the ordinary course of business or when reasonably requested by the Company.

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the ADRs, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may reasonably request.

(3)   Title to ADRs; Validity. Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a registrar other than the Depositary for ADRs has been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of such registrar and dated by such signatory.

Dated:

Countersigned:	THE BANK OF NEW YORK MELLON,

as Depositary

By By

Authorized Signatory

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS AND ITS PRINCIPAL EXECUTIVE OFFICE ARE LOCATED AT 240 GREENWICH STREET, NEW YORK, NEW YORK 10286.

[FORM OF REVERSE OF ADR]

(4)   Certain Limitations. As a condition precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and (ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Agreement. At the Company’s request, the Depositary shall notify the Company of any procedures established pursuant to clauses (b) or (c) above. The issuance of ADRs, the acceptance of deposits of Shares, the registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or Clearstream, Frankfurt is closed or when any such action is reasonably deemed expedient by the Depositary. Registrations of transfers of ADRs and withdrawals of Deposited Securities shall also be suspended when requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities. Notwithstanding any other provision of the Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and no amendment shall impair such requirements.

(5)   Pre-release. Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 4 of the Agreement, execute and deliver ADRs prior to the receipt of shares pursuant to Section 3 of the Agreement (“Pre-Release”). The Depositary may, pursuant to Paragraph 1, deliver Shares upon the receipt and cancellation of ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADR has been Pre-Released. The Depositary may receive ADRs in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADRs are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or ADRs to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or ADRs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or ADRs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ADRs, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by ADSs outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or ADRs upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(6)   Representations and Warranties. Every person depositing Shares under the Agreement is deemed to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares are not, and ADSs representing such Shares will not be, (A) “restricted securities” as such term is defined in Rule 144 under the Securities Act and may be offered or sold in the United States in transactions that are exempt from registration under the Securities Act or have been registered under the Securities Act as such term is defined in Rule 144 under the Securities Act and (B) securities which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, and which would require registration under the Securities Act in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Federal Republic of Germany, or under a shareholder agreement or the Articles of Association of the Company. Such representations and warranties shall survive the deposit of Shares and the delivery of ADRs in respect thereof.

(7)   Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of this ADR or any withdrawal of the underlying Deposited Securities until such payment is made. The Depositary may also withhold any dividends or other distributions or deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such dividends, distributions, deduction or the proceeds of any such sale in payment of such tax or other governmental charge. The Holder hereof shall remain liable for any deficiency. Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.

(8)   Disclosure of Interests. Each Holder and each Beneficial Owner agree to comply with all applicable provisions of German law and the Company’s Articles of Association regarding the notification of such person’s interest in Shares. Each Holder and Beneficial Owner acknowledge that such provisions, at the date of the Agreement, include Sections 21 and 22 of the Securities Trading Act (Wertpapierhandelsgesetz) and Section 20 of the Stock Corporation Act (Aktiengesetz). Each Holder and Beneficial Owner acknowledge that, at the date of the Agreement, (i) the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the Securities Trading Act, of voting rights in the Company reaches or exceeds 5%, 10%, 25%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold and (ii) the statutory notification obligations of the Stock Corporation Act apply to any enterprise that, either directly or by way of imputation pursuant to the provisions of Section 20(2) or Section 16(4), as applicable, of the Stock Corporation Act, owns more than 25% of the shares of, or 50% of the shares or voting rights in, the Company or, after having exceeded either of these thresholds, no longer owns such percentage of Shares. As set forth in Paragraph (13), pursuant to the Articles of Association the holders of Shares are not authorized to vote unless certain exceptions under German law apply. Each Holder and each Beneficial Owner acknowledge that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Holder or Beneficial Owner has an interest.

(9)   Charges of Depositary. The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering ADRs or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or Deposited Securities or a distribution of ADRs pursuant to Paragraph 11(b)), or by Holders, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or foreign registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to the Agreement and the ADR, (5) a fee of $5.00 or less per 100 ADSs (or portion thereof) for the execution and delivery of Receipts pursuant to Paragraph 11(b), 11(c) and Section 4 of the Deposit Agreement and the surrender of ADRs pursuant to Paragraph 1 and 17, (6) a fee of $.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Paragraph 11 hereof, (7) a fee for the distribution of securities pursuant to Paragraph 11(d), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Paragraph 12 and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Paragraph 5 hereof, may own and deal in any class of securities of the Company and its affiliates and in ADRs.

(10)           Available Information. The Agreement, the Company’s Articles of Association, and written communications from the Company that are received by the Depositary in accordance with Section 11 of the Agreement, are available for inspection by Holders at the Depositary’s Corporate Trust Office. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when requested in writing and furnished by the Company. The Company furnishes the Securities and Exchange Commission with certain public reports and documents pursuant to Rule 12g3-2(b) under the U.S. Securities Exchange Act of 1934. Such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

(11)           Distributions on Deposited Securities. Upon receipt by the Depositary or the Custodian of any distribution on Deposited Securities, and subject to Section 6 of the Agreement and to Paragraphs (4), (7) and (9) of this ADR, the Depositary shall, as promptly as practicable, distribute to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holder’s ADRs:

(a)    Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) (“Cash”), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency into U.S. dollars and (2) making any sale by public or private means in any commercially reasonable manner and (iv) the fees of the Depositary. Only whole U.S. dollars and cents will be distributed (any fractional cents shall be rounded to the nearest whole cent and so distributed to the Holders entitled thereto).

(b)   Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. If additional ADRs are not so distributed each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

(c)    Rights. (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary (which may include a written opinion from U.S. counsel to the Company) that the Depositary may lawfully distribute the same, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), or (ii) to the extent the Company does not furnish such evidence and/or so instruct the Depositary and sales of Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable), any U.S. dollars available to the Depositary constituting the net proceeds of sales of Rights, as in the case of Cash, or (iii) failing both (i) and (ii), nothing (and any Rights may lapse).

In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Holder hereunder, the Depositary shall make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary of the exercise price or other amount stipulated for exercise of the rights, the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary shall cause the Shares so purchased to be deposited pursuant to the Agreement, and shall, pursuant to the Agreement, execute and deliver ADRs to such Holder; provided, however, that in the case of a distribution pursuant to the second paragraph of this sub-paragraph (c), such ADRs shall be legended in accordance with applicable U.S. securities laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

(d)   Other Distributions. (i) Securities available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem, after consultation with the Company and delivery of an opinion to the Depositary of counsel to the Company reasonably satisfactory to the Depositary, lawful, equitable and practicable, or (ii) to the extent the Depositary deems after consultation with the Company distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds of the sale of Other Distributions, as in the case of Cash.

To the extent that the Depositary determines, after consultation with the Company, that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holder’s ADRs (without liability for interest thereon or the investment thereof).

Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

(12)           Record Dates. The Depositary shall fix a record date (which date shall (a) in the case of a cash distribution, unless otherwise agreed by the Company, be the same date to the extent practicable as the distribution date fixed by the Company, and (b) in all other circumstances, fixed after consultation with the Company to the extent practicable) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, and only Holders of record on the close of business on such date shall be so entitled.

(13)           Voting of Deposited Securities. Pursuant to the Articles of Association the holders of Shares are not authorized to vote. However if the preferred dividend is not paid or not paid in full in any given year and if the amounts in arrear are not paid in the next following year, together with the full preferred dividend for such year, the holders of preferred shares have voting rights until the amounts in arrear have been paid. In addition, any resolution cancelling or restricting a preference right of preferred shares requires the consent of the holders of preferred shares in order to be effective. Any resolution to issue preferred shares which shall have priority over or the same rights as non-voting preferred shares in respect of the distribution of profits or assets also requires the consent of the holders of the preferred shares unless certain exceptions apply. Under the limited circumstances that the holders of Shares are authorized to vote the provisions set forth in this Paragraph (13) will apply. Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice (the “Notice”), which shall contain (a) such information as is contained in such notice of meeting or solicitation of consents or proxies, and (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of German law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Shares or other Deposited Securities represented by their respective ADSs (c) a statement as to the manner in which such instructions may be given and (d) stating that if no voting instructions are received from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed to have instructed the Depositary to give a proxy to the Custodian with respect to the Deposited Securities underlying such Holder’s ADSs to vote such Deposited Securities in accordance with Section 135 of the German Stock Corporation Act, and (e) a copy of the voting recommendation (the “Recommendation”) prepared by the Custodian in accordance with Section 128(2) of the German Stock Corporation Act, together with an English translation thereof. Upon the written request of an Holder on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Holder’s ADSs in accordance with the instructions set forth in such request. Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder’s ADRs, and subject to compliance with any reasonable regulations the Depositary may establish (which may include the deposit or blocking of transfers of such Holder’s ADRs), the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a meeting of holders of Deposited Securities. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with instructions received from Holders of ADRs (or deemed to have been received as set forth in the next paragraph).

Subject to the next paragraph, if no voting instructions are received by the Depositary from any Holder (to whom the Notice and the Recommendation were sent by the Depositary) with respect to the Deposited Securities underlying such Holder’s ADRs on or before the date established by the Depositary for such purpose and such Holder has not given notice to the Depositary on or before such date that it intends to attend the meeting of holders of Deposited Securities, then the Depositary shall deem such Holder to have instructed the Depositary to give a proxy to the Custodian with respect to such Deposited Securities in accordance with Section 135 of the Stock Corporation Act. The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

In the event that the Custodian fails to supply the Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of holders of Deposited Securities with respect to which the Depositary has received notice from the Company, the Depositary shall mail the Notice without the Recommendation (and without reference to any proxy to be given to the Custodian) to the Holders as herein provided, and, thereafter, in any case in which no voting instructions are received by the Depositary from a Holder on or before the date established by the Depositary for such purpose, the Depositary shall not vote or cause to be voted the Deposited Securities underlying such Holder’s ADRs at such meeting.

The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Deposited Securities pursuant to this Paragraph (13), it will have on deposit under the Agreement the number of Deposited Securities with respect to which it has received voting instructions or deemed voting instructions from Holders. In the event that, on any such date, the number of Deposited Securities on deposit under the Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions or deemed voting instructions, the Depositary shall vote or cause to be voted such Deposited Securities in accordance with such instructions or deemed instructions adjusting the number of Deposited Securities voted on a pro-rated basis.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

(14)           Changes Affecting Deposited Securities. Subject to Paragraphs (4), (7) and (9), upon any change in nominal or par value, split-up or consolidation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute Deposited Securities hereunder, and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. In any such case, the Depositary may, and shall if the Company so requests, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs describing the new Deposited Securities.

(15)           Exoneration. The Depositary, the Company, their respective officers, directors, affiliates and agents and each of them shall: (a) incur no liability (i) if law, regulation, rule of any regulatory authority or stock exchange, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act that the Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Agreement or this ADR or (iii) where, by the terms of a distribution or offering pursuant to the Agreement and the ADR, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Agreement without negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; and (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of ADRs, or any other person in each case believed by it in good faith to be competent to give such advice or information. The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. In the Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. No disclaimer of liability under the Securities Act is intended by any provision hereof or of the Agreement.

(16)           Amendment. Subject to the last sentence of Paragraph (4), the ADRs and the Agreement may be amended by the Company and the Depositary without consent of the Holders; provided, however, that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through (iv) of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 60 days after notice of such amendment shall have been given to the Holders. Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR or any interest therein, to consent and agree to such amendment and to be bound by the ADRs and the Agreement as amended thereby.

(17)           Termination. The Depositary shall, at the written direction of the Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17), at any time 60 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 10 of the Agreement before the end of such 60 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities (after deducting, in each case, the fees and expenses of the Depositary). At any time after the expiration of one year from the date so fixed for termination, the Depositary may sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such proceeds. After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash (after deducting, in each case, the fees and expenses of the Depositary) and its indemnification obligations to the Company. After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.